UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 19, 2010

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 562-5556

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The 2010 annual meeting of stockholders of Extra Space Storage Inc. (the “Company”) was held on May 19, 2010.  Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1.            The election of seven members of the Company’s board of directors for terms expiring at the 2011 annual meeting of stockholders and until their successors are duly elected and qualify.  In accordance with the results below, each nominee was elected to serve as a director.

	Votes For	Votes Withheld	Broker Non-Votes
Spencer F. Kirk	64,905,733	1,530,865	4,287,978
Anthony Fanticola	66,277,044	159,554	4,287,978
Hugh W. Horne	66,292,792	143,806	4,287,978
Joseph D. Margolis	65,407,319	1,029,279	4,287,978
Roger B. Porter	63,494,706	2,941,892	4,287,978
K. Fred Skousen	65,398,714	1,037,884	4,287,978
Kenneth M. Woolley	65,778,352	658,246	4,287,978

Proposal 2.            The ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010.  In accordance with the results below, the selection of Ernst & Young LLP was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,965,232	1,750,239	9,105	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: May 25, 2010	By	/s/ Kent W. Christensen
		Name:	Kent W. Christensen
		Title:	Executive Vice President and Chief Financial Officer

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